Exhibit 1.2

CASE NAME:
                                                                   ACCRUAL BASIS
CASE NUMBER:
                                                                     2/13/95
JUDGE:

                         UNITED STATES BANKRUPTCY COURT
                           NORTHERN DISTRICT OF TEXAS
                           MONTHLY OPERATING REPORTS
                         MONTH ENDING: JANAURY 31, 2001

I DECLARE UNDER PENALTY OF PERJURY THAT I HAVE EXAMINED THE FOLLOWING MONTHLY OPERATING REPORT (ACCRUAL BASIS-1 THROUGH ACCRUAL BASIS-7) AND THE ACCOMPANYING ATTACHMENTS AND THESE DOCUMENTS ARE TRUE, CORRECT AND COMPLETE. DECLARATION OF THE PREPARER IS BASED ON ALL INFORMATION OF WHICH PREPARER HAS ANY KNOWLEDGE.

RESPONSIBLE PARTY:

                                                      Chief Financial Officer
--------------------------------------------    --------------------------------
ORIGINAL SIGNATURE OF RESPONSIBLE PARTY                      TITLE

James C. Williams                                       February 20, 2002
--------------------------------------------    --------------------------------
PRINTED NAME OF RESPONSIBLE PARTY                             DATE



PREPARER:


                                                      Chief Financial Officer
--------------------------------------------     -------------------------------
ORIGINAL SIGNATURE OF PREPARER                               TITLE

James C. Williams                                       February 20, 2002
--------------------------------------------     -------------------------------
PRINTED NAME OF PREPARER                                     DATE

                                                        Monthly Operating Report
CASE NAME:  Hilltop Acquisition Holding Corp.
                                                                 ACCRUAL BASIS-1
CASE NUMBER:  01-39371-SAF-11

COMPARATIVE BALANCE SHEET
                                                 SCHEDULE                     MONTH                    MONTH             MONTH
                                                  AMOUNT
ASSETS                                                                          January, 2002

1.       UNRESTRICTED CASH                                                      121,419
2.       RESTRICTED CASH                                                              -
3.       TOTAL CASH                                                             121,419
4.       ACCOUNTS RECEIVABLE (NET)                                                1,247
5.       INVENTORY                                                                   --
6.       NOTES RECEIVABLE                                                            --
7.       PREPAID EXPENSES                                                            --
8.       OTHER (ATTACH LIST)                                                         --
9.       TOTAL CURRENT ASSETS                                                   122,666
10.      PROPERTY, PLANT & EQUIPMENT                                          3,070,432
11.      LESS: ACCUMULATED
         DEPRECIATION / DEPLETION                                               213,274
12.      NET PROPERTY, PLANT &
         EQUIPMENT                                                            2,857,158
13.      DUE FROM INSIDERS                                                           --
14.      OTHER ASSETS - NET OF
         AMORTIZATION (ATTACH LIST)                                             135,503
15.      OTHER (ATTACH LIST)                                                         --
16.      TOTAL ASSETS                                                         3,115,327
POSTPETITION LIABILITIES
17.      ACCOUNTS PAYABLE                                                        50,323
18.      TAXES PAYABLE                                                           52,074
19.      NOTES PAYABLE                                                               --
20.      PROFESSIONAL FEES                                                           --
21.      SECURED DEBT                                                                --
22.      OTHER (ATTACH LIST)                                                         --
23.      TOTAL POSTPETITION
         LIABILITIES                                                            102,397
PREPETITION LIABILITIES
24.      SECURED DEBT                                                         1,977,004
25.      PRIORITY DEBT                                                               --
26.      UNSECURED DEBT                                                          33,790
27.      OTHER (ATTACH LIST)
28.      TOTAL PREPETITION LIABILITIES                                        2,010,794
29.      TOTAL LIABILITIES                                                    2,113,191
EQUITY
30.      PREPETITION OWNER'S EQUITY                                             941,047
31.      POSTPETITION CUMULATIVE
         PROFIT OR (LOSS)                                                        61,089
32.      DIRECT CHARGES TO EQUITY
         (ATTACH EXPLANATION)                                                         -
33.      TOTAL EQUITY                                                         1,002,136
34.      TOTAL LIABILITIES &
         OWNER'S EQUITY                                                       3,115,327





Case Name:  Hilltop Acquisition Holding Corp.                             MOR-1

Case No. 01-39371-SAF-11


14.      Capitalized Professional Fees net of Amortization            $ 135,503




                                                        Monthly Operating Report
CASE NAME:  Hilltop Acquisition Holding Corp.
                                                                 ACCRUAL BASIS-2
CASE NUMBER:  01-39371-SAF-11

INCOME STATEMENT
                                                          MONTH             MONTH             MONTH          QUARTER
                                                                                                              TOTAL
REVENUES                                                January, 2002

1.       GROSS REVENUES                                        87,775                                        87,775
2.       LESS: RETURNS & DISCOUNTS                                  -
3.       NET REVENUE                                           87,775                                        87,775
COST OF GOODS SOLD
4.       MATERIAL                                                   -
5.       DIRECT LABOR                                               -
6.       DIRECT OVERHEAD                                            -
7.       TOTAL COST OF GOODS SOLD                                   -
8.       GROSS PROFIT                                          87,775                                        87,775
OPERATING EXPENSES
9.       OFFICER / INSIDER COMPENSATION                             -
10.      SELLING & MARKETING                                        -
11.      GENERAL & ADMINISTRATIVE                              27,562                                        27,562
12.      RENT & LEASE                                               -
13.      OTHER (ATTACHED)                                           -
14.      TOTAL OPERATING EXPENSES                              27,562                                        27,562
15.      INCOME BEFORE NON-OPERATING
         INCOME & EXPENSE                                      60,213                                        60,213
OTHER INCOME & EXPENSES
16.      NON-OPERATING INCOME
         (ATT. LIST)                                                -
17.      NON-OPERATING EXPENSE
         (ATT. LIST)                                                -
18.      INTEREST EXPENSE                                      22,850                                        22,850
19.      DEPRECIATION / DEPLETION                               7,087                                         7,087
20.      AMORTIZATION                                             564                                           564
21.      OTHER (ATTACH LIST)                                        -
22.      NET OTHER INCOME & EXPENSES                           30,501                                        30,501
REORGANIZATION EXPENSES
23.      PROFESSIONAL FEES                                          -
24.      U.S. TRUSTEE FEES                                        250                                           250
25.      OTHER (ATTACH LIST)                                        -
26.      TOTAL REORGANIZATION
         EXPENSES                                                 250                                           250
27.      INCOME TAX                                            10,017                                        10,017
28.      NET PROFIT (LOSS)                                     19,445                                        19,445



                                                        Monthly Operating Report
CASE NAME:  Hilltop Acquisition Holding Corp.
                                                                 ACCRUAL BASIS-3
CASE NUMBER:  01-39371-SAF-11

CASH RECEIPTS AND DISBURSEMENTS
                                                           MONTH            MONTH             MONTH          QUARTER
                                                                                                              TOTAL
                                                          January, 2002

1.       CASH - BEGINNING OF MONTH                            118,627                                         118,627
RECEIPTS FROM OPERATIONS
2.       CASH SALES                                                 -
COLLECTION OF ACCOUNTS RECEIVABLES
3.       PREPETITION                                                -
4.       POSTPETITION                                          43,116                                          43,116
5.       TOTAL OPERATING RECEIPTS                              43,116                                          43,116
NON-OPERATING RECEIPTS
6.       LOANS & ADVANCES (ATTACH LIST)                             -
7.       SALE OF ASSETS                                             -
8.       OTHER (ATTACH LIST)                                        -
9.       TOTAL NON-OPERATING RECEIPTS                               -
10.      TOTAL RECEIPTS                                        43,116                                          43,116
11.      TOTAL CASH AVAILABLE                                 161,743                                         161,743
OPERATING DISBURSEMENTS
12.      NET PAYROLL                                            3,549                                           3,549
13.      PAYROLL TAXES PAID                                         -
14.      SALES, USE & OTHER TAXES PAID                              -
15.      SECURED / RENTAL / LEASES                             30,923                                          30,923
16.      UTILITIES                                              1,366                                           1,366
17.      INSURANCE                                              1,507                                           1,507
18.      INVENTORY PURCHASES                                        -
19.      VEHICLE EXPENSES                                           -
20.      TRAVEL                                                     -
21.      ENTERTAINMENT                                              -
22.      REPAIRS & MAINTENANCE                                  2,662                                           2,662
23.      SUPPLIES                                                  12                                              12
24.      ADVERTISING                                                -
25.      OTHER (ATTACH LIST)                                       55                                              55
26.      TOTAL OPERATING DISBURSEMENTS                         40,074                                          40,074
REORGANIZATION EXPENSES
27.      PROFESSIONAL FEES                                          -
28.      U.S. TRUSTEE FEES                                        250                                             250
29.      OTHER (ATTACH LIST)                                        -
30.      TOTAL REORGANIZATION EXPENSES                            250                                             250
31.      TOTAL DISBURSEMENTS                                   40,324                                          40,324
32.      NET CASH FLOW                                        121,419                                         121,419
33.      CASH - END OF MONTH                                  121,419                                         121,419





Case Name:  Hilltop Acquisition Holding Corp.                              MOR-3

Case No. 01-39371-SAF-11



25.      Bank Charges                                                                                          $   55


                                                        Monthly Operating Report
CASE NAME:  Hilltop Acquisition Holding Corp.
                                                                 ACCRUAL BASIS-4
CASE NUMBER:  01-39371-SAF-11

ACCOUNTS RECEIVABLE ACCOUNTS
                                                  SCHEDULE                  MONTH             MONTH            MONTH
                                                   AMOUNT
                                                                           January, 2002

1.       0-30                                                                      1,247
2.       31-60
3.       61-90                                                                        -
4.       91+                                                                          -
5.       TOTAL ACCOUNTS RECEIVABLE                                                 1,247
6.       AMOUNT CONSIDERED
         UNCOLLECTIBLE                                                                -
7.       ACCOUNTS RECEIVABLE (NET)                                                 1,247
---------------------------------------------------------------------   ----------------- ----------------- --------------


AGING OF POSTPETITION TAXES AND PAYABLES                                                  MONTH:  11/2001

TAXES PAYABLE                             20-30             31-60              61-90             91+            TOTAL
                                          DAYS              DAYS               DAYS              DAYS

1.       FEDERAL                         10,017             9,777              11,676             -             31,470
2.       STATE                             -                 -                  -                 -               -
3.       LOCAL                            7,800             5,904               6,900             -             20,604
4.       OTHER
         (ATTACH LIST)                     -                 -                  -                 -               -
5.       TOTAL TAXES
         PAYABLE                         17,817            15,681              18,576             -             52,074

6.       ACCOUNTS PAYABLE                16,662                                                                 16,662



STATUS OF POSTPETITION TAXES                                                        MONTH:  11/2001

                                                         BEGINNING           AMOUNT            AMOUNT           ENDING
                                                            TAX            WITHHOLDING          PAID             TAX
FEDERAL                                                  LIABILITY         ON ACCOUNT                         LIABILITY

1.       WITHHOLDING**                                       -                  -                 -               -
2.       FICA-EMPLOYEE**                                     -                  -                 -               -
3.       FICA-EMPLOYER**                                     -                  -                 -               -
4.       UNEMPLOYMENT                                        -                  -                 -               -
5.       INCOME                                           21,453             10,017               -             31,470
6.       OTHER (ATTACH LIST)                                 -                  -                 -               -
7.       TOTAL FEDERAL TAXES                              21,453             10,017               -             31,470
STATE AND LOCAL
8.       WITHHOLDING                                         -                  -                 -               -
9.       SALES                                               -                  -                 -               -
10.      EXCISE                                              -                  -                 -               -
11.      UNEMPLOYMENT                                        -                  -                 -               -
12.      REAL PROPERTY                                    12,804              7,800              --             20,604
13.      PERSONAL PROPERTY                                   -                  -                 -               -
14.      OTHER (ATTACH LIST)                                 -                  -                 -               -
15.      TOTAL STATE & LOCAL                              12,804              7,800               -             20,604
16.      TOTAL TAXES                                      34,257             17,817               -             52,074


* The beginning tax liability should represent the liability from the prior month or, if this is the first operating report, the amount should be zero.
** Attach photocopies of IRS Form 6123 or your FTD coupon and payment receipt to verify payment or deposit.

                                                        Monthly Operating Report
CASE NAME:  Hilltop Acquisition Holding Corp.
                                                                 ACCRUAL BASIS-5
CASE NUMBER:  01-39371-SAF-11


The debtor in possession must complete the reconciliation below for each bank account, including all general, payroll and tax accounts, as well as all savings and investment accounts, money market accounts, certificates of deposit, government obligations, etc. Accounts with restricted funds should be identified by placing an asterisk next to the account number. Attach additional sheets if necessary.


                                                   MONTH:  January, 2002
                                                           -------------

BANK RECONCILIATIONS                                   Account #1        Account #2        Account #3       TOTAL

A.       BANK                                           Compass           Comerica         Comerica

B.       ACCOUNT NUMBER                                 88069048         1880803026       1880803075
C.       PURPOSE (TYPE)                                  GENERAL             DIP          CASH COLLATERAL
1.       BALANCE PER BANK STATEMENT                         425           65,449            55,466
2.       ADD: TOTAL DEPOSITS NOT
         CREDITED                                          -                  -
3.       SUBTRACT OUTSTANDING CHECKS                       -                  -
4.       OTHER RECONCILING ITEMS                           -                  -
5.       MONTH END BALANCE PER ITEMS                        425           65,449            55,466
6.       NUMBER OF LAST CHECK WRITTEN                        98            1,033             1,002


INVESTMENT ACCOUNTS
                                                        DATE OF            TYPE OF          PURCHASE         CURRENT
BANK ACCOUNT NAME & NUMBER                              PURCHASE         INSTRUMENT           PRICE           VALUE

7.
8.
9.
10.
11.      TOTAL INVESTMENTS

CASH
12.      CURRENCY ON HAND

13.      TOTAL CASH END OF MONTH





                                                   MONTH:  January, 2002
                                                           -------------

BANK RECONCILIATIONS                                   Account #4        Account #5        Account #6       TOTAL

A.       BANK                                           Compass           Comerica         Comerica

B.       ACCOUNT NUMBER                                 1880803083
C.       PURPOSE (TYPE)                                 CASH COLLATERAL
1.       BALANCE PER BANK STATEMENT                          79                                             121,419
2.       ADD: TOTAL DEPOSITS NOT
         CREDITED
3.       SUBTRACT OUTSTANDING CHECKS
4.       OTHER RECONCILING ITEMS
5.       MONTH END BALANCE PER ITEMS                         79                                             121,419
6.       NUMBER OF LAST CHECK WRITTEN                         0


INVESTMENT ACCOUNTS
                                                        DATE OF            TYPE OF          PURCHASE         CURRENT
BANK ACCOUNT NAME & NUMBER                              PURCHASE         INSTRUMENT           PRICE           VALUE

7.
8.
9.
10.
11.      TOTAL INVESTMENTS                                                                       0               0

CASH
12.      CURRENCY ON HAND                                                                                        0

13.      TOTAL CASH END OF MONTH                                                                              121,419


                                                        Monthly Operating Report
CASE NAME:  Hilltop Acquisition Holding Corp.
                                                                 ACCRUAL BASIS-6
CASE NUMBER:  01-39371-SAF-11

                                                           MONTH: January, 2002

PAYMENTS TO INSIDERS AND PROFESSIONALS
-----------------------------------------------------


OF THE TOTAL DISBURSEMENTS SHOWN FOR THE MONTH, LIST THE AMOUNT PAID TO INSIDERS (AS DEFINED IN SECTION 101(31) (A)-(F) OF THE U.S. BANKRUPTCY CODE) AND TO PROFESSIONALS. ALSO, FOR PAYMENTS TO INSIDERS, IDENTIFY THE TYPE OF COMPENSATION PAID (e.g. SALARY, BONUS, COMMISSIONS, INSURANCE, HOUSING ALLOWANCE, TRAVEL, CAR ALLOWANCE, ETC.). ATTACH ADDITIONAL SHEETS IF NECESSARY.


                                           INSIDERS

NAME                                TYPE OF              AMOUNT                TOTAL PAID TO
                                    PAYMENT               PAID                    DATE

1. Alford Refrigerated Warehouses   Reimbursement of       5,077                   5,077
                                    Expense paid
2.
3.
4.
5.
6. TOTAL PAYMENTS TO INSIDERS                              5,077                   5,077

                                                       PROFESSIONALS
                                    DATE OF
                                    COURT ORDER                                                TOTAL
                                    AUTHORIZING         AMOUNT                    AMOUNT       PAID         TOTAL
NAME                                PAYMENT             APPROVED                   PAID         TO          INCURRED
                                                                                               DATE         & UNPAID

1.
2.
3.
4.
5.
6. TOTAL PAYMENTS TO PROFESSIONALS

*INCLUDE ALL FEES INCURRED, BOTH APPROVED AND UNAPPROVED

POSTPETITION STATUS OF SECURED NOTES, LEASES PAYABLE AND ADEQUATE
PROTECTION PAYMENTS

                                    SCHEDULED           AMOUNTS                   TOTAL UNPAID
          NAMED CREDITOR            MONTHLY             PAID                      POSTPETITION
                                    PAYMENTS            DURING
                                    DUE                 MONTH

1. G.E. Capital Business Asst. Fund   23,694            23,694                      0
2. Fort Worth Cold Storage             7,229             7,229                      0
3.
4.
5.
6.   TOTAL PAYMENTS TO PROFESSIONALS                    30,923                      0


                                                        Monthly Operating Report
CASE NAME:  Hilltop Acquisition Holding Corp.
                                                                 ACCRUAL BASIS-7
CASE NUMBER:  01-39371-SAF-11
                                                            MONTH: January, 2002
QUESTIONNAIRE

                                                                                               YES              NO

1.   HAVE ANY ASSETS BEEN SOLD OR TRANSFERRED OUTSIDE THE
     NORMAL COURSE OF BUSINESS THIS REPORTING PERIOD?                                                           X
2.   HAVE ANY FUNDS BEEN DISBURSED FROM ANY ACCOUNT OTHER THAN
     A DEBTOR IN POSSESSION ACCOUNT?                                                                            X
3.   ARE ANY POSTPETITION RECEIVABLES (ACCOUNTS, NOTES, OR LOANS)
     DUE FROM RELATED PARTIES?                                                                                  X
4.   HAVE ANY PAYMENTS BEEN MADE ON PREPETITION LIABILITIES THIS
     REPORTING PERIOD?                                                                           X
5.   HAVE ANY POSTPETITION LOANS BEEN RECEIVED BY THE DEBTOR
     FROM ANY PARTY?                                                                                            X
6.   ARE ANY POSTPETITION PAYROLL TAXES PAST DUE?                                                               X
7.   ARE ANY POSTPETITION STATE OR FEDERAL INCOME TAXES PAST DUE?                                               X
8.   ARE ANY POSTPETITION REAL ESTATE TAXES PAST DUE?                                                           X
9.   ARE ANY OTHER POSTPETITION TAXES PAST DUE?                                                                 X
10.  ARE ANY AMOUNTS OWED TO POSTPETITION CREDITORS DELINQUENT?                                                 X
11.  HAVE ANY PREPETITION TAXES BEEN PAID DURING THE REPORTING
     PERIOD?                                                                                                    X
12.  ARE ANY WAGE PAYMENTS PAST DUE?                                                                            X


IF THE ANSWER TO ANY OF THE ABOVE QUESTIONS IS "YES," PROVIDE A DETAILED EXPLANATION OF EACH ITEM. ATTACH ADDITIONAL SHEETS IF NECESSARY.
DIP account opened 11/30/01; cash collateral hearing 12/05/01, disbursements for emergency situation only.


INSURANCE
                                                                                               YES              NO

1.   ARE WORKER'S COMPENSATION, GENERAL LIABILITY AND OTHER
     NECESSARY INSURANCE COVERAGES IN EFFECT?                                                   X
2.   ARE ALL PREMIUM PAYMENTS PAID CURRENT?                                                     X
3.   PLEASE ITEMIZE POLICIES BELOW.


IF THE ANSWER TO ANY OF THE ABOVE QUESTIONS IS "NO," OR IF ANY POLICIES HAVE BEEN CANCELLED OR NOT RENEWED DURING THIS REPORTING PERIOD, PROVIDE AN EXPLANATION BELOW. ATTACH ADDITIONAL SHEETS IF NECESSARY.
Policies are in the name of and paid by Alford Refrigerated Warehouses, Inc. Case # 01-39776-BJH-11.


       TYPE OF POLICY                    CARRIER                   PERIOD COVERED                PAYMENT AMOUNT


Case Name: Hilltop Acquisition Holding Corp.                              MOR-7

Case No: 01-39371-SAF-11


Questionaire:

4.       See MOR-6 for details

Insurance:

         All insurance coverage is maintained by Debtor's parent, Alford Refrigerated Warehouses, Inc, Case #01-39776-BJH-11